Exhibit 10(c)

                           SALES COMMISSION AGREEMENT

         THIS SALES COMMISSION AGREEMENT IS EFFECTIVE THIS 15TH day of September 1999 ("Agreement") by and between Sound Designs, Inc., a Nevada corporation (the "Employer"), and Barry Wosk ("Salesperson") (for purposes of this Agreement, Employer and Salesperson may be collectively referred to as the "Parties").

                                    PREMISES

         WHEREAS, EMPLOYER HAS CANADIAN DISTRIBUTION RIGHTS TO THE ISCAN PLUS VIDEO LINE DOUBLER ("ISCAN PLUS") and desires that Salesperson undertake to market and sell such product, and Salesperson desires to MARKET AND SELL THE ISCAN PLUS for Employer in exchange for the compensation as set forth herein.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the promises and the mutual covenants hereinafter set forth, it is mutually agreed as follows:

          1 EXCLUSIVE SALES AGENT. Employer hereby retains Salesperson as its sole and exclusive sales AGENT OF THE ISCAN PLUS video line doubler and Salesperson agrees to serve as Employer's EXCLUSIVE SALES AGENT FOR THE ISCAN PLUS pursuant to the terms contained herein.

          2 COMPENSATION OF SALESPERSON. As compensation for the services rendered by him under this AGREEMENT, SALESPERSON SHALL BE ENTITLED TO A COMMISSION OF 10% OF THE NET SALES OF ISCAN PLUS video line doublers sold to customers, whether such sales are procured through the efforts of Salesperson, other employees of Employer, or Employer itself. "Net Sales," as used in this paragraph, shall be defined as gross sales less returns and allowances when made. COMMISSION SHALL BE DEEMED EARNED WHEN PAYMENT FOR ISCAN PLUS video line doublers sold is received by Employer from the respective customers, and accrued commissions shall be paid to Salesperson on the last business day of each month.

          3 TERM OF AGREEMENT. The term of this Agreement shall be one (1) year or until otherwise agreed; provided, however, this Agreement may be terminated earlier as otherwise provided herein or upon written notice provided to the other thirty (30) days prior to the effective date of such termination.

          4 BEST EFFORTS BASIS. Employer acknowledges and understands Salesperson will be engaging in activities other than those envisioned by this Agreement and that Salesperson makes no REPRESENTATIONS REGARDING HIS ABILITY TO GENERATE SALES OF THE ISCAN PLUS video line doubler.

          5 BUSINESS EXPENSES. It is acknowledged by the Parties that Salesperson, in connection with the services to be performed by him pursuant to the terms of this Agreement, will be required to make payments for travel, entertainment of customers, and similar business expenses. In order to reimburse Salesperson for all such business expenses, Employer shall pay to




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                  Salesperson  the sum of such expenses  incurred in addition to the compensation provided in paragraph 2 of this Agreement. This additional amount shall be paid within ten (10) days
                  following   Salesperson's   submission  of  receipts  of  such
                  expenses, which are to be made on or about the last business day of each month during the term of this Agreement. The Parties agree that in the event Salesperson incurs a single expense exceeding $500 without the express written consent of Employer, Employer has sole discretion whether to reimburse Salesperson.

         6 OWNERSHIP OF CUSTOMER RECORDS. All records of the accounts of customers, customer lists, route books, and any other records and books relating in any manner whatsoever to the customers of Employer, whether prepared by Salesman or coming into his possession in any other manner, shall be the exclusive property of Employer. All such books and records shall be immediately returned by Salesperson to Employer on the termination of this Agreement.

         7 OBLIGATIONS OF EMPLOYER. Salesperson shall have the right, either personally or by a representative, to examine the books and accounts of Employer at times mutually convenient to Employer and Salesperson, but in any event at least once during each half of the calendar year. However, it is agreed by the Parties that the right of inspection under this Paragraph shall be limited to those books and accounts of Employer that relate to transactions affecting the amount of Salesperson's compensation.

         8 TERMINATION. This Agreement shall terminate on the occurrence of any one of the following events:

                  A.        The death of Salesperson;

                  B. Discontinuance of Employer's operations of business at Vancouver, B.C., Canada, in which case this Agreement shall cease and terminate on the last day of the month in which Employer ceases operations at Vancouver, B.C., Canada.

                  C. The willful breach of duty, the habitual neglect, or the continued incapacity on the part of Salesperson to perform his duties, unless waived by Employer;

                  D.       The  willful  or  continuing   breach  of  duties  by
                           Employer to Salesperson under this Agreement, unless waived by Salesperson; or

                  E.       The mutual written agreement of the Parties.

                  In the event of termination of this Agreement prior to the completion of the term of employment specified in Paragraph 3 herein, pursuant to the provisions in this Paragraph, Salesperson shall be entitled to the compensation earned by him through the date of termination as provided in this Agreement in Paragraph 2, computed pro rata up to and including that date.

         9         MISCELLANEOUS.

                  A. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

                  B. This Agreement supercedes all other agreements, either oral or written, between the Parties with respect to Salesperson's sales duties for Employer and contains all of the



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                           covenants  and  agreements  between the Parties  with
                           respect to such aspect of Salesperson's activities with Employer, which is separate and distinct from his activities as Employer's president and one of its directors.

                  C. If any provisions of this Agreement are held by a Court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions of the Agreement will remain in full force and effect.

                  D. This Agreement may be amended only in a writing signed by Employer and Salesperson. Any waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party or any other provision hereof.

         IN WITNESS WHEREOF, the signatures below of the parties hereto evidence their present execution of this Agreement.

Sound Designs, Inc. - Employer                          Barry Wosk - Salesperson


   /S/ MARVIN WOSK                                        /S/ BARRY WOSK
   ---------------                                        -----------------
Marvin Wosk, Secretary                                    Barry Wosk




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